As filed with the Securities and Exchange Commission on July , 1999
                                                     Registration No. 333-80595
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                     R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                         (formerly RJR Nabisco, Inc.)
            (Exact name of registrant as specified in its charter)



           DELAWARE                                     56-0950247
State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             401 North Main Street
                            Winston-Salem, NC 27102
                                (336) 741-5500
                   (Address of principal executive offices)

                            -----------------------

                     R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                            CAPITAL INVESTMENT PLAN

                   SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                OF R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
                           (Full title of the plans)

                            -----------------------

                            Charles A. Blixt, Esq.
                     R.J. Reynolds Tobacco Holdings, Inc.
                             401 North Main Street
                            Winston-Salem, NC 27102
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (336) 741-5500

                                  Copies to:

                            David W. Ferguson, Esq.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017
                                (212) 450-4000


===============================================================================
       This Post-Effective Amendment No. 1 Includes a Total of 8 Pages.
                           Exhibit Index on Page 8.

                               EXPLANATORY NOTE

     On or about June 14, 1999, RJR Nabisco Holdings Corp. ("Holdings") distributed (the "Distribution") to Holdings' stockholders all the shares of common stock of RJR Nabisco, Inc. ("RJRN") held by Holdings. In connection with the Distribution, RJRN was renamed R.J. Reynolds Tobacco Holdings, Inc., (the "Registrant" or "RJRTH"), which filed this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 4,000,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), for issuance pursuant to the Registrant's Capital Investment Plan (the "CIP") and the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico (the "SIP-PR", together with the CIP, the "Plans"). This Registration Statement also pertains to Rights to Purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for R.J. Reynolds Tobacco Holdings, Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of R.J. Reynolds Tobacco Holdings, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.


                                    PART I

ITEM 1.  PLAN INFORMATION

     Not required to be filed with this registration statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this registration statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Registrant or the Plans pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File Number 1-6388) are incorporated by reference herein:

          (1) The Information Statement contained in the Registrant's 1934 Act registration statement on Form 8-A dated May 19, 1999 as Exhibit 99.1;

          (2) Current Reports of RJRN and RJRTH on Form 8-K dated April 8, 1999, April 16, 1999, May 27, 1999 and June 15, 1999;

          (3) The CIP's Annual Report on Form 11-K for the plan year ended December 30, 1998;

          (4) The SIP-PR's Annual Report on Form 11-K for the plan year ended December 30, 1998;

          (5) All documents filed with the Commission by the Registrant, the CIP or the SIP-PR pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold; and

          (6) The description of the Registrant's Common Stock and the Rights contained in the Registrant's 1934 Act registration statement on Form 8-A dated May 19, 1999, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, R.J. Reynolds Tobacco Holdings, Inc., 401 North Main Street, Winston- Salem, NC 27102.

ITEM 4. EXHIBITS

     4.1 Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K (Commission 1934 Act File No. 1- 6388), dated June 15, 1999 (the "Form 8-K"), Exhibit 3.1)

     4.2 By-laws of R.J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to the Form 8-K, Exhibit 3.2)

     4.3 R.J. Reynolds Tobacco Holdings, Inc. Rights Plan (incorporated by reference to Form 8-K, Exhibit 3.3)

     5.1 Opinion of Charles A. Blixt, Esq. regarding the legality of any original issuance securities being registered*

     5.2 Opinion of Pietrantoni Mendez & Alvarez LLP regarding the compliance of the SIP-PR with the provisions of the Employee Retirement Income Security Act of 1974, as amended*

    23.1   Consents of Deloitte & Touche LLP*

    23.2   Consent of Charles A. Blixt, Esq. (included in Exhibit 5.1)*

    23.3   Consent of Pietrantoni Mendez & Alvarez LLP (contained in Exhibit
           5.2)*

    24 Powers of Attorney (included on the signature page of this registration statement)


------------------
* Filed with the initial filing hereof

                                  SIGNATURES

THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WINSTON-SALEM, STATE OF NORTH CAROLINA, ON THIS 27TH DAY OF JULY, 1999.

                              R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                              By:  /s/ Charles A. Blixt
                                  ---------------------------------_-----------
                                   Charles A. Blixt
                                   Executive Vice President and General Counsel

                               POWER OF ATTORNEY


     Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints CHARLES A. BLIXT, GUY M. BLYNN AND McDARA P. FOLAN, III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to the S-8 Registration Statement regarding the R.J. Reynolds Tobacco Company Capital Investment Plan and the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities on July 2, 1999.


SIGNATURE                     TITLE
---------                     -----

 /s/ Andrew J. Schindler      Chairman of the Board, Chief Executive
--------------------------    Officer, President and Director
     Andrew J. Schindler

 /s/ Kenneth J. Lapiejko      Executive Vice President and Chief Financial
--------------------------    Officer (principal financial officer)
     Kenneth J. Lapiejko

 /s/ Thomas R. Adams         Senior Vice President and Controller
--------------------------     (principal accounting officer)
     Thomas R. Adams

 /s/ John T. Chain, Jr.       Director
--------------------------
     John T. Chain, Jr.

 /s/ A.D. Fraizer             Director
--------------------------
     A. D. Fraizer

 /s/ Denise Ilitch            Director
--------------------------
     Denise Ilitch

 /s/ John G. Medlin, Jr.      Director
--------------------------
     John G. Medlin, Jr.

 /s/ Nana Mensah              Director
--------------------------
     Nana Mensah

 /s/ Joseph P. Viviano        Director
--------------------------
     Joseph P. Viviano

 /s/ Thomas C. Wajnert        Director
--------------------------
     Thomas C. Wajnert

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 27th day of July, 1999.


                                           R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                           CAPITAL INVESTMENT PLAN


                                           By: /s/ McDara P. Folan, III
                                               --------------------------------
                                                   McDara P. Folan, III
                                                   Secretary, Employee
                                                     Benefits Committee


                                           SAVINGS AND INVESTMENT PLAN FOR
                                           EMPLOYEE OF R.J. REYNOLDS TOBACCO
                                           COMPANY IN PUERTO RICO


                                           By: /s/ McDara P. Folan, III
                                               --------------------------------
                                                    McDara P. Folan, III
                                                    Secretary, Employee
                                                      Benefits Committee

                               INDEX TO EXHIBITS


 Exhibit                                                           Sequentially
 Number                          Exhibits                          Numbered
 -------                         --------                          ------------

4.1     --     Certificate of Incorporation                             (1)
4.2     --     By-laws                                                  (1)
4.3     --     Rights Plan                                              (1)
5.1     --     Opinion of Charles A. Blixt, Esq.                        (2)
5.2     --     Opinion of Pietrantoni Mendez & Alvarez LLP              (2)
23.1    --     Consents of Deloitte & Touche LLP                        (2)
23.2    --     Consent of Charles A. Blixt, Esq (contained in
               Exhibit 5.1)                                             (2)
23.3    --     Consent of Pietrantoni Mendez & Alvarez LLP
               (contained in Exhibit S.2)                               (2)
24      --     Power of Attorney (included on the signature page
               of this registration statement)                           5


--------------------------
(1)  Incorporated by reference
(2)  Filed with the initial filing hereof

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